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                                                       EXHIBIT 10.33




                        INJURED WORKERS' INSURANCE FUND
                             Contract No. IWIF 8-96

                             MANAGED CARE CONTRACT

     THIS CONTRACT MADE THIS        day of                 , 1996 by and
between the INJURED WORKERS' INSURANCE FUND (hereinafter called "IWIF") and Statutory Benefits Management Corporation (hereinafter called "Contractor"), whose principal place of business is located at 111 S. Calvert Street, Baltimore, Maryland, 21202.

                             EXPLANATORY STATEMENT
     IWIF desires to employ Contractor to provide its services in planning, designing and managing a fully integrated managed care program on behalf of, and with the approval of, IWIF. Contractor is qualified and prepared to provide such services subject to the terms, conditions and approvals herein set forth. The parties recognize that IWIF requires certain mandatory clauses to be incorporated within its contracts and agree that each mandatory clause shall be paramount and take precedence over any other term, clause or conditions.

     NOW THEREFORE, THIS CONTRACT WITNESSETH:


     That for and in consideration of the covenants herein contained, the parties agree as follows:

1. INCLUSIONS

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     The Request for Information (RFI) issued by IWIF, dated
April, 1996 and Contractor's reply thereto dated May, 1996, as well as the above Explanatory Statement are incorporated by reference herein and made part of this Agreement.

2. SCOPE OF THE CONTRACT

     Contractor shall provide all services necessary to fulfill the objectives outlined in the RFI and Contractor's response thereto. These services shall include, but not be limited to, the following:

     A. Pre-Loss

           a. Loss Control Services

           b. Stakeholder Education and Training

     B. Post-Loss

           a. Plan Design.

           b. Electronic Data Interchange - Information
              Services.

           c. 24 hour per day, 7 days per week rapid reporting and early response system.

           d. Preferred Provider Network Coordination and
              Development.

           e. Medical Case Management.

           f. On-site Medical Management, Medical Bill
              Repricing and Vocational Rehabilitation.

           g. Quality Assurance Program.

           h. Durable Medical Equipment.

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           i. Prescription Drug Program.

           j. Professional Advisory Services.

           k. Program Management and Management Reports.

     Within 60 days after the Contract commences, the Parties shall review the Scope for its adequacy.

3. COMPENSATION AND METHOD OF PAYMENT

     As consideration of the Services, IWIF agrees to pay Contractor fees subject to Annual Risk/Reward Adjustments. A service fee of $280 per First Report of Injury (FROI) will be applied to the first 25,000 FROI's during each contract year. FROI in excess of 25,000 each year will incur a service fee of $140 for each additional FROI processed. If the actual annual FROI times the service fee is less than the monthly installments, the actual result will become the service fee due Contractor. Any excess payment will be credited against the next invoice, adjusted by the risk/reward calculation (Exhibit A). Reporting and adjustments will occur on a quarterly basis throughout the term of the contract, which will be used to track the actual FROI count. The Annual Service Fee, either original or as adjusted, shall be paid by IWIF on a monthly basis in 12 equal installments and paid within thirty (30) days after receipt of Contractor's invoice in form acceptable to IWIF. The initial Annual Service Fee shall be based upon 25,000 FROI. The first invoice shall be submitted on the last day of the month in which the Contract commences, as hereinafter set out.


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     In consideration of the Program being designed and used exclusively for the benefit of IWIF, start-up costs, not to exceed a total of $600,000, shall be shared equally between Contractor and IWIF. Contractor shall invoice and substantiate the 50 percent portion to be paid by IWIF within a period not to exceed 180 days from the commencement of the Contract.

     The monthly payments shall be subject to the following provisions and adjustments:

      A. Contractor's billing systems shall be subject to IWIF's review and approval, which shall not be arbitrarily withheld or delayed.

      B. If IWIF reasonably determines that the fee schedule and the monthly payments require adjustment or are excessive, it shall have the right to adjust the annual fee and monthly payments. The cases handled by Contractor shall be reviewed by IWIF on a semi-annual basis and adjustments made based upon the results of the review. If the fee is to be adjusted upward, the increase shall not exceed the percent represented by the increase in the U.S. Department of Labor's general goods and services consumer price index (CPI) for the current available year.

      C. In the event Contractor does not agree with an adjustment to the annual management fee, the sole remedy shall be a termination of the Contract and a





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           settlement by IWIF for cases processed and managed by Contractor based upon a per case rate as explained above.

      D. All invoices must separately disclose the service fee and an itemization of other billed transactions, with documentation. This data must also integrate into IWIF's claims system as appropriate.

      E. Specific invoice guidelines as outlined in the Request for Information should be followed.

4.    COMMENCEMENT AND TERM OF CONTRACT

      The Contract shall be effective for an initial three (3) year term commencing on June 30, 1996 (the "commencement date") and ending on June 30, 1999. In the event Contractor does not have its systems and procedures in place and approved by IWIF prior to June 30, 1996, the commencement date shall be delayed until such time as the systems and procedures are in place so that Contractor can receive First Reports of Injury and process and manage care of the injured party. The first invoice for services from Contractor shall be submitted at the end of the month on which the commencement date occurs and the service fee shall be prorated to reflect the number of days from commencement date to the end of the month.

     The initial term of the Contract shall end three (3) years after the newly established commencement date. Thereafter, by agreement of the Parties, the Contract may continue for up to



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three (3) successive one (1) year periods under the same terms and conditions contained herein.

     IWIF shall provide, within its corporate offices, sufficient furnished space to house up to two (2) employees of Contractor, which shall be provided at no cost to Contractor. Upon termination of this Contract, Contractor shall leave such space in the condition in which it was originally, fair wear and tear excepted.

     No other provisions of this agreement to the contrary withstanding, IWIF retains the right to terminate this agreement if, within its sole and absolute discretion, it determines that Contractor has not performed within the terms and requirements of this Contract. IWIF shall give 30 days written notice of such termination.

     Contractor will notify IWIF, in writing, of the names and responsibilities of all vendors, providers and other subcontractors it intends to use to fulfill the requirements of this Contract.

5. PROPRIETARY RIGHT IN SYSTEM

     It is anticipated that the Integrated Managed Care Program and network may become an innovative and sought after program in the Workers' Compensation Insurance Industry. IWIF retains, and Contractor grants IWIF, a proprietary interest in, and ownership of rights to, the system to the extent that IWIF shall receive from Contractor five (5) percent of the gross value of any


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contract for an integrated managed care program between Contractor and any other private or public insurer writing workers' compensation insurance. The parties agree that they will not utilize, market or sell the systems developed in concert with IWIF, under this agreement, to any commercial insurance carrier for Maryland coverages while this contract or any successors thereto are in force, without the consent of IWIF.

6. CONTRACT MANAGER

     Paul M. Rose, CEO, or his designee, shall serve as Contract Manager. All matters relating to this Contract, such as, but not limited to, payments to Contractor and interpretations of contractual provisions shall be referred to the Contract Manager, who may be reached at (410) 494-2200.

7. EXECUTION OF CONTRACT

     Contractor agrees that this Contract shall not be binding on IWIF until approved by all of the parties hereto and ratified by the IWIF Board.

8. HOLD HARMLESS

     Contractor shall indemnify and save harmless IWIF from any and all claims, demands, suits, liabilities, and expenses by reason of injury to or death of any person(s) or damage to any property caused by any acts or omissions of the Contractor, agents, or employees relating to the performance of this Contract.

9. LIABILITY INSURANCE



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      A.   During the term of this Contract the following insurance
           shall be maintained by the Contractor:
           (a)    General Liability Insurance:
                  Comprehensive General Liability Insurance naming Contractor as the named insured. This policy shall cover liability for injury to or death of persons or damage to property, limited to work associated with this Contract, including such liability as may arise from contractual liability assumed under this Contract. The policy shall provide a limit of $1,000,000 per occurrence for personal injury and property damage. Such insurance shall carry:
                  (i)   Completed operations/products liability.
                  (ii)  Broad form/blanket contractual liability
                        (both oral and written contracts).
                  (iii) Personal injury liability.
                  (iv)  Employees as additional insured.

           (b)    Business Automobile Liability Insurance:
                  Business Automobile Liability Insurance including coverage for owned, hired, and non-owned vehicles in the amount of $1,000,000 per occurrence for bodily injury and property damage.
           (c)    Workers' Compensation and Employees' Liability
                  Insurance:


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                  Workers' Compensation in the maximum amount(s) and with
                  benefits required by the laws of the state in which the work is performed and the state(s) in which employees are hired, if the state(s) are other than that in which the work is performed. Employers' Liability with minimum limit of liability of: $1,000,000 for bodily injury by accident/each accident.

      B. No alteration, modification or termination of such coverage shall be effective without at least ten (10) days advance notice to IWIF.

10. ATTACHMENTS TO THE CONTRACT

     Attached hereto and made a part hereof are Attachment "A" (Mandatory Provisions), Attachment "B" (Contract Affidavit), Attachment "C" (MBE/WBE Requirements), Attachment "D" (Minority Business and General Contractor's Statement of Intent) and
Attachment "E" (Solicitation Affidavit). Contractor shall comply with all MBE/WBE requirements.

     Attached hereto and made a part hereof is Exhibit "A" (Annual Risk/Reward Adjustment).

11. NOTICES

     Any notice, advice or report to be given pursuant to this Agreement must be in writing and shall be delivered by (including but not limited to) U.S. mail, telex, telegraph, personally or by other means to:


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The Contract Manager:

Mr. Paul M. Rose
President and CEO
Injured Workers' Insurance Fund
8722 Loch Raven Boulevard
Towson, Maryland  21286
with copy to:
Mr. Fred J. Pelosi
Director of Total Quality Care
Injured Workers' Insurance Fund
8722 Loch Raven Boulevard
Towson, Maryland  21286

The Contractor:
Mr. Spencer Vavas
President and Senior Consultant
Statutory Benefits Management Corporation
111 S. Calvert Street, Suite 2640
Baltimore, Maryland 21202
with copy to
Mr. Joseph B. Harlan
Vice President and Senior Consultant
Statutory Benefits Management Corporation
111 S. Calvert Street, Suite 2640
Baltimore, Maryland 21202




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IN WITNESS WHEREOF the parties have caused this Agreement to be properly executed, this___________day of June, 1996.

ATTEST:                              INJURED WORKERS' INSURANCE FUND


_____________________________        BY:____________________________
(Injured Workers' Insurance              Paul M. Rose
 Fund Witness)                           President and CEO


ATTEST:


_____________________________        BY:____________________________
(Contractor's Witness)                   Spencer Vavas
                                         President and CEO


Telephone Number: (410) 986-2075

CERTIFICATION OF FUNDING AVAILABILITY

AND COMPLIANCE STATEMENT

     Certification is hereby made as to funding availability and compliance with the provisions set forth in the Injured Workers' Insurance Fund's Procurement Policy:

BY:_______________________________
        DEMETRIS B. BROWN
     Vice President of Finance


Approved this_______day of June, 1996 as to form and

legal sufficiency.



BY:_______________________________
     R. BRUCE ALDERMAN
      General Counsel



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